Exhibit 8.1
Vinson & Elkins
April 3, 2007
Regency Energy Partners LP
1700 Pacific, Suite 2900
Dallas, Texas 75201
     RE: REGENCY ENERGY PARTNERS LP REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Regency Energy Partners LP (the “Partnership”), a Delaware limited partnership, and Regency Energy Partners Finance Corp. (“Regency Finance”), a Delaware corporation, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding (i) the offer and sale by certain unitholders of the Partnership of up to 11,881,353 common units representing limited partner interests in the Partnership (the “Common Units”) and (ii) the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:
(1)	Common Units;

(2)	debt securities, which may be co-issued by Regency Finance in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(3)	guarantees (the “Guarantees”) of the Debt Securities by certain subsidiaries of the Partnership listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”).
In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Consequences” in both prospectuses included in the Registration Statement.
     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002-6760
Houston London Moscow New York Shanghai Tokyo Washington	Tel 713.758.22222 Fax 713.758.2346 www.velaw.com